Military Questionnaire Supplement to Application for Life Insurance

Name of proposed Insured_________________________________________________________________________

Permanent Address (non-military residence)___________________________________________________________

STATUS
Branch of Service__________________________________________________________________________________________________________

Date entered active service______________________________________________________    Present pay grade_____________________________

Name and location of present unit______________________________________________________________________________________________

Are you a member of the National Guard or Reserves?                                                            ☐Yes  ☐No

Have you or your unit been alerted or volunteered for overseas assignment?                          ☐Yes  ☐No

If Yes, where?_____________________________________________________________________________________________________________

Usual duty assignment (e.g., Tank Mechanic, Cook, Radar Operator, etc.)___________________________________________________________

Do you qualify for hazardous duty pay?                                                                      ☐Yes  ☐No

If Yes, why? (e.g., flying duty, submarine duty, demolition, scuba, etc.).______________________________________________________________

Have you any reason to believe you will, within the next 90 days, be transferred, or have you any knowledge of any change in activities?  ☐Yes  ☐No

If Yes, provide details _____________________________________________________________________________________________________

MILITARY AVIATION
How many total hours have you accumulated as a pilot or as a crewmember? ________________________________________________________

Hours estimated in the next 12 months as a pilot or as a crewmember?______________________________________________________________

Job title_________________________________________     Aviation activity and duties______________________________________________

Do you fly for proficiency only?  ☐Yes  ☐No

If Yes, specify hours flown and provide full details______________________________________________________________________________

Duty assignment (MAC, SAC, TAC, etc.) _____________________________________________________________________________________

Aircraft in which duties are performed (F4, B52, T28, HO-1, etc.) _________________________________________________________________

By signing below you understand and agree that the information recorded above will form a part of the policy to which this Supplement is attached.
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
Proposed Insured’s signature:_______________________________________________________________________________________________
Date:__________________________________________________________________________________________________________________
ICC17A185